UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
National Consumer Cooperative Bank
(Exact name of registrant as specified in its charter)

United States of America
(12 U.S.C. section 3001 et seq.)	2-99779	52-1157795

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
601 Pennsylvania Avenue, N.W., North Building, Suite 750, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 349-7444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of Material Agreements
On March 31, 2009, the National Consumer Cooperative Bank (“NCB”) entered into a Sixth Amendment and Limited Waiver to the Note Purchase and Uncommitted Master Shelf-Agreement, dated December 28, 2001 with The Prudential Life Insurance Company of America and various affiliates thereof. Also on March 31, 2009, NCB entered into a Forth Amendment to Credit Agreement and Limited Waiver with respect to its May 1, 2006 revolving credit facility with a syndicate of banks, with SunTrust as administrative agent.
The amendments waived a covenant violation relating to an income target at December 31, 2008 and also amended various financial covenant thresholds on a prospective basis. Management has completed financial projections through December 31, 2010 and believes that NCB will be in compliance with all covenants through the maturity of the credit facility and the Prudential notes in December of 2010.
The amendments to the revolving credit facility included:
•	An immediate reduction in the aggregate commitment amount to $225 million from $350 million.

•	Further reductions in the aggregate revolving commitments by $30 million on the last day of each of the fiscal quarters ending June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, and September 30, 2010.

•	All aggregate revolving commitments will be terminated by December 15, 2010 instead of April 29, 2011.

•	Interest cost increased to the London Interbank Offered Rate (LIBOR) plus 3.5% from LIBOR plus 0.75%.

•	The revolving loan will also be collateralized by assets of NCB, including the stock in NCB, FSB.

•	A limitation on the ability of NCB itself to make additional loans.

•	Proceeds of certain asset sales or capital raises shall be applied to reduce the outstanding balance of the facility on a pro rata basis with the notes outstanding to Prudential.

•	Consent for NCB, FSB to borrow funds from the Federal Reserve Bank or other participating member banks.

•	Consent for NCB, FSB to convert from a thrift charter to a national bank charter, should the Board of Directors determine such action is in the best interest of NCB.

•	Consent for NCB, FSB to issue FDIC guaranteed debt under the Temporary Liquidity Guarantee Program.

•	Consent for NCB, FSB or NCB Financial Corporation to participate in the Capital Purchase Program under TARP.
The amendments to the note agreement with Prudential included the same covenant amendments and consents listed above, and also included:
•	The notes will share in the security granted to the banks under the revolving credit facility.

•	Interest cost increased to 8.5% with further increase to 10.5% in the event that NCB’s senior credit rating falls below investment grade.

•	The note due December 28, 2009 may be called anytime after August 1, 2009 upon 3 business day’s notice

•	The stated maturity of the second note was moved from December 28, 2010 to no later than December 15, 2010.

•	Proceeds of certain asset sales or capital raises shall be applied to reduce the outstanding balance of the 2010 note on a pro rata basis with the outstanding balance of the revolving credit facility.

•	Minimum cash and cash equivalent balances must be increased from $20 million starting at December 31, 2009 to $100 million in the fourth quarter of 2010.

•	Starting December 31, 2009, NCB must maintain balances on its revolving credit facility equal to the outstanding balance of the 2010 note.
The foregoing summary of the principal provisions of the amendments and waivers does not purport to be complete and is qualified in its entirety by reference to the amendments, which are filed as Exhibits 10.63 and 10.64 hereto.
Item 9.01 Financial Statements and Exhibits
Copies of the amendments and limited waivers are included as Exhibits 10.63 and 10.64.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: April 3, 2009	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer

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